Calculation of Filing Fee Tables
S-3
Franklin BSP Realty Trust, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.01 par value per share	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	3	Other	Depositary Shares, representing Preferred Stock	457(r)				0.0001531
Fees to be Paid	4	Other	Warrants	457(r)				0.0001531
Fees to be Paid	5	Other	Subscription Rights	457(r)				0.0001531
Fees to be Paid	6	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Franklin BSP Realty Trust, Inc. (the "Company") is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis. The Company will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices pursuant to this Registration Statement. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Company's securities that become issuable by reason of any stock splits, stock dividend or similar transaction.

[2]	See offering note 1.

[3]	See offering note 1.

[4]	See offering note1.

[5]	See offering note1.

[6]	See offering note 1.